Exhibit 99.1

Sharps Technology Announces Continued Listing on Nasdaq Pending Results of an Upcoming Special Shareholders’ Meeting

New York, NY — Sharps Technology, Inc., (NASDAQ: STSS and STSSW) (“Sharps Technology” or the “Company”), an innovative medical device and pharmaceutical packaging company offering patented, best-in-class syringe products, announced today that the Company has secured approval from The Nasdaq Stock Market (“Nasdaq” or the “Exchange”) to maintain its listing, subject to conditions outlined below.

On September 12, 2024, Sharps Technology received a Determination Letter from Nasdaq confirming the Company’s continued listing on the Exchange. This follows the August 13, 2024, hearing with the Nasdaq Hearings Panel, where the Company presented its compliance plan.

At the August hearing, the Company’s senior management and outside counsel outlined its compliance plan to address a bid price deficiency. Previously, the Company had been granted an extension to resolve the deficiency, wherein the Company agreed to conduct a reverse split and obtained shareholder approval at a ratio of up to one share for eight. After obtaining shareholder approval, a new Exchange rule was proposed that would subject a company with a bid price deficiency to immediate delisting if the same company had experienced a bid price deficiency in the previous 12 months. As a result of this proposed rule, the Company determined to seek shareholder approval for a reverse split at a higher ratio to improve its chances of maintaining compliance with the bid price rule on a long-term basis.

The Nasdaq Hearings Panel has granted the Company a brief exception to complete a reverse split and cure its bid price deficiency. Accordingly, the Company expects to complete a reverse stock split and regain compliance with the bid price rule within the exception period granted by the Panel.

About Sharps Technology

Sharps Technology is an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry. The Company’s product lines focus on providing ultra-low waste capabilities, that incorporate syringe technologies that use both passive and active safety features. Sharps also offers products that are designed with specialized copolymer technology to support the prefillable syringe market segment. The Company has a manufacturing facility in Hungary and is partnering with Nephron Pharmaceuticals to expand its manufacturing capacity in the U.S. For more information about Sharps Technology, please visit the website at: http://sharpstechnology.com.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “poised” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity, and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

1-800-RED-CHIP (733-2447)

Or 407-644-4256

STSS@redchip.com